                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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                                             Rule 14a-6(e)(2))


[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-12

                            PAC-WEST TELECOMM, INC.
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

                                [PAC-WEST LOGO]
                         1776 W. March Lane, Suite 250
                           Stockton, California 95207

                                  May 9, 2001

Dear Shareholder:

   You are cordially invited to attend the annual meeting of shareholders of Pac-West Telecomm, Inc., which will be held on Tuesday, June 12, 2001, at 10:00 a.m., Pacific time, at our principal executive offices, 1776 W. March Lane, Suite 250, Stockton, California, 95207.

   A Notice of Meeting, Proxy Statement, Proxy Form and our 2000 Annual Report are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

   It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy Form and return it promptly in the enclosed envelope. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ Wallace W. Griffin

                                          Wallace W. Griffin
                                          President and Chief Executive
                                           Officer

                         1776 W. March Lane, Suite 250
                          Stockton, California 95207

                               NOTICE OF MEETING

   The annual meeting of shareholders of Pac-West Telecomm, Inc. (the "Annual Meeting") will be held on Tuesday, June 12, 2001 at 10:00 a.m., Pacific time, at our principal executive offices, 1776 W. March Lane, Suite 250, Stockton, California, 95207, to consider and take action with respect to the following:

    1. the election of three directors to hold office for a term of three years;

    2. the ratification of the appointment of Arthur Andersen LLP as our independent auditors for the fiscal year ending December 31, 2001 and

    3. the transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Holders of record of our common stock at the close of business on April 16, 2001 are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 1776 W. March Lane, Suite 250, Stockton, California 95207.

                                          By Order of the Board of Directors

                                          /s/ Robert C. Morrison

                                          Robert C. Morrison
                                          Secretary

May 9, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO HELP ENSURE THAT YOUR SHARES OF COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, OF COURSE, WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ADDITION, YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED BY DELIVERING WRITTEN NOTICE TO OUR CORPORATE SECRETARY PRIOR TO THE BEGINNING OF THE ANNUAL MEETING AT OUR PRINCIPAL EXECUTIVE OFFICES AT THE ADDRESS ABOVE OR BY DELIVERY PRIOR TO THE BEGINNING OF THE ANNUAL MEETING OF A LATER-DATED PROXY.

                         1776 W. March Lane, Suite 250
                           Stockton, California 95207

                                PROXY STATEMENT

      Annual Meeting of Shareholders to be held on Tuesday, June 12, 2001

   This proxy statement (this "Proxy Statement") is being furnished to the holders of common stock, par value $0.001 per share, of Pac-West Telecomm, Inc. ("Pac-West" or the "Company") in connection with the solicitation of proxies by, and on behalf of, our board of directors for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, June 12, 2001 at 10:00 a.m., Pacific time, and at any adjournments or postponements thereof. The purpose of the Annual Meeting is to elect three directors to our board of directors and to ratify the appointment of Arthur Andersen LLP as our independent auditors for the fiscal year ending December 31, 2001. Each of these propositions is described more fully in this Proxy Statement.

   This Proxy Statement, Proxy Form and our 2000 Annual Report, which includes our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2000, are being mailed on or about May 9, 2001 to holders of record of our common stock at the close of business on April 16, 2001.

   If the enclosed Proxy Form is properly signed, dated and returned to Pac-West, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the nominees named herein as directors and FOR the ratification of the appointment of Arthur Andersen LLP as our independent public auditors for the fiscal year ended December 31, 2001. At this time, our management is not aware of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of our management.

   Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy before it is voted by delivering written notice to our Corporate Secretary prior to the beginning of the Annual Meeting at our principal executive offices at the address above or by delivery prior to the beginning of the Annual Meeting of a later-dated proxy.

   Each outstanding share of common stock entitles the holder thereof to one vote on each matter submitted to a vote of the holders of our common stock at the Annual Meeting. As of April 16, 2001, there were 36,020,613 shares of our common stock outstanding. The presence in person or by proxy of a majority of the shares of common stock outstanding will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions will be treated as present and entitled to vote, and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any proposition that requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in order to be approved or adopted. In addition, broker "non-votes" will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a proposition requiring the approval of a majority of the shares present and entitled to vote has been approved or adopted, or whether a majority of the vote of the shares present and entitled to vote has been cast.

   The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Form, and our 2000 Annual Report. We intend to provide copies of such solicitation materials to brokerage houses, fiduciaries, custodians and other persons or entities holding our common stock on behalf of the beneficial owner so that the solicitation materials may be forwarded to such beneficial owners. This solicitation, which is being conducted by mail, may be supplemented by a solicitation by telephone, telegram, or other permissible means by directors, officers or employees of Pac-West. No additional compensation will be paid to these individuals for conducting such a solicitation.

                                 PROPOSITION 1

                             ELECTION OF DIRECTORS

   Our bylaws provide that the authorized number of members of our board of directors shall be nine. The board of directors is divided into three classes of directors, with each class of directors serving staggered three-year terms. Each director, including any director appointed to fill a vacancy, shall hold office until the expiration of the term for which elected or appointed and until a successor has been elected or appointed and qualified except in the case of the death, removal or resignation of such director. Pursuant to our bylaws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors, which is currently not anticipated, are filled by a majority vote of the incumbent directors. The board of directors currently consists of eight directors and there is one vacant directorship. Class I consists of A. Gary Ames, David G. Chandler and Samuel A. Plum, each of whose terms expire at the 2002 annual meeting. Class II consists of Mark S. Fowler and Dr. Jagdish N. Sheth, and one vacant directorship, each of whose terms expire at the 2001 annual meeting. Class III consists Wallace W. Griffin, Jerry L. Johnson and John K. La Rue, each of whose terms expire at the 2003 annual meeting. As described below, the board of directors has nominated Robert C. Morrison to fill the vacant Class II directorship.

   Mr. Fowler and Dr. Sheth have been nominated by our board of directors for re-election at the Annual Meeting as Class II directors. In addition, our board of directors has nominated Robert C. Morrison for election at the Annual Meeting as a new Class II director. See "Management--Nominees for Director" and "Management--Continuing Directors" for information with respect to Mr. Fowler, Mr. Morrison and Dr. Sheth, as well as our continuing directors. We believe that each nominee is willing to be elected and to serve on our board of directors. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent directors may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

   Directors will be elected at the Annual Meeting by a majority of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no cumulative voting as to any matter, including the election of directors.

   The board of directors has carefully considered and approved the nominees and recommends that you vote "FOR" the election of Mr. Fowler, Mr. Morrison and Dr. Sheth.

                                 PROPOSITION 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The board of directors, upon recommendation of its audit committee, has selected and appointed the accounting firm of Arthur Andersen LLP to serve as our independent auditors with respect to the fiscal year ending December 31, 2001, to examine our financial statements for such period and to perform other appropriate accounting services.

   Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, the board of directors, upon a recommendation by the audit committee of the board of directors, will consider other independent auditors.

   To be ratified, the appointment of Arthur Andersen LLP to serve as our independent auditors must be approved by a majority of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy.

   The board of directors has carefully considered and approved the appointment of Arthur Andersen LLP as our independent auditors for the fiscal year ending December 31, 2001 and recommends a vote "FOR" ratification of its appointment.

                        DIRECTORS AND EXECUTIVE OFFICERS

   The table below sets forth certain information as of April 30, 2001 with respect to Pac-West's current directors, executive officers, and key employees:

Name                         Age Position(s)
----                         --- ----------
Executive Officers:
  Wallace W. Griffin........  62 President, Chief Executive Officer and Director
  John K. La Rue............  51 Executive Vice President and Director
  Richard E. Bryson.........  47 Chief Financial Officer
  Joel A. Effron............  57 Senior Vice President--Sales and Marketing
  H. Ravi Brar..............  32 Vice President--Customer Operations
  Rae Kohan.................  36 Vice President--Sales, Business Markets
  Dennis V. Meyer...........  63 Vice President--Finance and Treasurer
  Gregory Joksch............  45 Vice President--Information Technologies
  Harry W. Wilson...........  58 Vice President--Human Resources
  John F. Sumpter...........  53 Vice President--Regulatory
Directors:
  Jerry L. Johnson..........  53 Chairman of the Board of Directors
  A. Gary Ames..............  56 Director
  David G. Chandler.........  43 Director
  Mark S. Fowler............  59 Director
  Samuel A. Plum............  56 Director
  Dr. Jagdish N. Sheth......  62 Director

   The current principal occupations and recent employment history of each of our executive officers, key employees and directors listed above, and each of our nominees for election to serve on our board of directors not listed above, are set forth below.

Nominees for Director

   Mark S. Fowler has served as one of our directors since August 1999. Mr. Fowler is a founder and current Chairman of Assure Sat, Inc., a business formed for the purpose of operating telecommunications satellites that provide "backup" protection to satellite operators. In addition, Mr. Fowler founded and served as CEO of Power Fone, a business sold to Nextel Communications in 1994 for $400 million. He also was a co-founder and Chairman from 1996 to January 2000 of UniSite, Inc., a provider of leased tower space to wireless service operating companies. From 1981 to 1987, Mr. Fowler served as Chairman of the Federal Communications Commission and practiced communications law with the law firm of Latham & Watkins from 1987 to 1994 as Senior Communications Counsel, and, from 1994 to present, as of counsel to the firm. Mr. Fowler also serves as a director of Talk.com and Beasley Broadcast Group, Inc.

   Robert C. Morrison currently serves as our corporate secretary. In addition, Mr. Morrison is currently a senior attorney and shareholder of Neumiller & Beardslee, a professional corporation. Neumiller & Beardslee and Mr. Morrison have provided legal counsel to the Company since its formation and to its predecessor continuously since 1988. In addition, Mr. Morrison served as Managing Director of Neumiller & Beardslee from 1982 through 1990. Mr. Morrison has been a practicing business attorney since 1972. He currently serves on the Board of Regents of the University of California and the Boards of Directors of the Lassen Volcanic National Park Foundation and UC Davis Foundation. He is 54 years old.

   Dr. Jagdish N. Sheth has served as one of our directors since July 1999. Dr. Sheth has also been the Charles H. Kellstadt Professor of Marketing in the Goizueta Business School since 1991 and is the founder of the Center for Relationship Marketing at Emory University. From 1984 to 1991, Dr. Sheth was the Robert E. Brookner Professor of Marketing at the University of Southern California and was the founder of its Center for Telecommunications Management. Dr. Sheth also serves as a director of Norstan, Inc. and Wipro Limited.

Continuing Directors

   Jerry L. Johnson has served as our Chairman of the board of directors since September 1998. Since 1995, Mr. Johnson has been employed by Safeguard Scientifics, Inc. where he is the Executive Vice President overseeing the partner companies in the E-Communications group. From 1985 to 1995, he worked at U.S. West in various positions, including Vice President, Network and Technology Services, which included managing U.S. West's largest division, and supervising 21,000 management, engineering, technical and clerical employees. From 1983 to 1985, Mr. Johnson was President and CEO of Northwestern Bell Information Technologies. Mr. Johnson also serves as a Chairman of the Board of OAO Technology Solutions and Sotas Inc., and as a director of aligne, Inc., G.S. Capital, L.P., Dynegy, Inc., ThinAirApps, Inc. and Vitts Networks, Inc.

   A. Gary Ames has served as one of our directors since July 2000. Mr. Ames served as President and Chief Executive Officer of MediaOne International, a provider of broadband and wireless communications from 1995 until his retirement in June 2000. From 1989 to 1995, he served as President and Chief Executive Officer of U.S. West Communications, a regional provider of residential and business telephone services, and operator and carrier services. Mr. Ames also serves as a director of Albertsons, Inc., Tektronix, Inc., Infowave Software and etrieve, Inc.

   David G. Chandler has served as one of our directors since September 1998. Mr. Chandler is a Managing Director of William Blair Capital Partners, L.L.C., a Chicago-based private equity firm. In addition, Mr. Chandler is a Principal of William Blair & Company, L.L.C. where he has been employed since 1987. Prior to joining William Blair & Company, he was an investment banker with Morgan Stanley & Co. Inc. from 1984 to 1987. Mr. Chandler serves as a director of the following companies: E-M Solutions, Encore Paper Company, Gibraltar Packaging Group, Morton Grove Pharmaceuticals, Inc., Pharma Research Corporation, Engineering Materials Corp., Pre Delivery Services Corp and Sweetwater Sound, Inc.

   Wallace W. Griffin has served as the President, Chief Executive Officer and a director of Pac-West since September 1998. From 1994 to 1997, Mr. Griffin served as a Group President for a number of Jones International companies, including Jones Lightwave, Ltd., a competitive local exchange carrier, and Jones Education Company, a leader in using technology to deliver education. Concurrently, he was co-owner of a consulting and business development company, Griffin Enterprises, Inc. From 1987 through 1992, Mr. Griffin served as the President and Chief Executive Officer of U S West Marketing Resources Group, where he managed the $1 billion publishing, media software and advertising services division. Mr. Griffin has over 36 years experience in telecommunications, cable television, publishing and advertising. Mr. Griffin is also a director of DDx Incorporated.

   John K. La Rue founded Pac-West's predecessor, also known as Pac-West Telecomm, Inc., in 1980 and served as its President from 1980 until September 30, 1996 and as our President from our incorporation in 1996 until September 1998. Since September 1998, Mr. La Rue has served as our Executive Vice President and as a director. He also has overall responsibilities for network, purchasing and warehouse operations. Mr. La Rue has over 32 years of experience in the telecommunications industry.

   Samuel A. Plum has served as one of our directors since September 1998. Mr. Plum has been a Managing General Partner of the general partner of SCP Private Equity Partners, L.P. since its commencement in August 1996 and was employed by Safeguard from 1993 to 1996. From February 1989 to January 1993, Mr. Plum served as President of Charterhouse, Inc. and Charterhouse North American Securities, Inc., the U.S. investment banking and broker-dealer divisions of Charterhouse PLC, a merchant bank located in the United Kingdom. From 1973 to 1989, Mr. Plum served in various capacities in the investment banking divisions of Paine Webber Inc. and Blyth Eastman Dillon & Co., Inc. Mr. Plum has 28 years of investment banking, mergers and acquisitions and private equity investment experience. Mr. Plum also serves as a director of Index Stock Imagery, Inc., Metallurg Holdings, Inc., Pentech Financial Services Inc. and Webvision Inc.

Officers (Other than Officers Serving as a Director)

   Richard E. Bryson has served as our Chief Financial Officer since November 1998. From 1992 to 1998, Mr. Bryson worked at Bank of America as a Managing Director in the Telecommunications Group providing emerging telecommunications companies with corporate finance and capital markets services. From 1989 to 1992, he was President and founder of MBIC, a fund investing in growth companies. From 1980 to 1989, he worked at Citibank in Mezzanine Investments and Capital Markets.

   Joel A. Effron has served as our Senior Vice President of Sales and Marketing since April 1997. From 1994 to 1997, Mr. Effron ran his own management consulting company called J. Effron & Associates. Prior to that, Mr. Effron served as President of three corporations, including Compath, a $35 million marketing, installation and service company for business telephone systems, Codart, a communication and entertainment start-up, and Zendex, a computer manufacturer. Mr. Effron has over 26 years of experience in the telecommunications industry with extensive senior management experience in marketing, planning, policies and procedures and manpower development.

   H. Ravi Brar has served as our Vice President of Customer Operations since October 2000, and prior to such time, he served as our Vice President of Business Development since July 1999. In addition, Mr. Brar serves as President and is a director of Installnet Inc., DBD Consulting, Inc. and US Net Solutions, Inc., each a recently acquired, wholly-owned subsidiary of our Company. Prior to joining us, Mr. Brar was employed with Xerox Corporation from 1991 to 1999, where he held several senior level business development and financial management positions, including Business Development Manager of Xerox's developing markets operations in China and Russia, and Area General Manager and Controller of Xerox's business services division in Pittsburgh, PA. Mr. Brar is responsible for customer care, field operations and process improvement.

   Rae Kohan has served as our Vice President of Sales, Business Markets since October 2000. From 1998 until 2000, he served in various management rolls including our Branch Sales Manager, Bay Area General Manager, and General Manager of Sales for California, Nevada and Arizona. From 1990 to 1998, Mr. Kohan worked at Pitney Bowes as Regional Manager. Mr. Kohan has over twelve years of sales management experience.

   Dennis V. Meyer served as our, and our predecessor's, Chief Financial Officer and Treasurer from 1994 until November 1998. In November 1998, Mr. Meyer was appointed Vice President of Finance and Treasurer. Prior to 1994, Mr. Meyer spent 12 years in public accounting at Ernst & Ernst, now Ernst & Young, a national accounting firm. Mr. Meyer is a certified public accountant with over twenty years of experience as a senior financial officer of several manufacturing and regulated transportation companies. Mr. Meyer also served as an officer in the Air Artillery Branch of the U.S. Army.

   Gregory Joksch has served as our Vice President of Information Technologies since September 1998. From 1992 to 1998, he served as Director of Information Technologies and was responsible for our information technology systems.

   Harry W. Wilson has served as our Vice President of Human Resources since April 2000. From 1998 to 2000, Mr. Wilson was the Corporate Director of Human Resources for Sumiden Wire Products. From 1994 to 1998, Mr. Wilson was Corporate Director of Employee Relations for Packard Bell/Nec. Prior to that, he served as the Vice President of Human Resources for a division of Litton Industries. Mr. Wilson has over 26 years of management experience.

   John F. Sumpter has served as our Vice President of Regulatory since July 1999. He has over 29 years of experience in the telecommunications industry. Prior to joining us, he was employed with AT&T from 1984 to 1999, where he held several executive legal regulatory positions, including Division Manager of Law and Government Affairs, District Manager of Switched Services Product Management, and District Manager of Marketing. Mr. Sumpter is responsible for our relations with government regulatory agencies, regulatory compliance and intercarrier relations.

Information About our Board of Directors

 General

   Messrs. Plum and Chandler have been elected to serve as directors in accordance with a shareholders agreement that was entered into in connection with our recapitalization in September 1998. Their terms will expire at the 2002 annual meeting. Our executive officers are elected by and serve at the discretion of the board of directors.

   The board of directors met nine times during the fiscal year ended December 31, 2000. The board of directors has standing audit, compensation and executive committees. Our board does not have a standing nominating or similar committee. Each director attended 75% or more of the meetings of the board of directors and any committees on which such director served during the fiscal year ended December 31, 2000.

 Classes of the Board

   Our board of directors is divided into three classes of directors, with each class serving staggered three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. Class I consists of Messrs. Ames, Chandler and Plum, each of whose terms expire at the 2002 annual meeting. Class II consists of Mr. Fowler and Dr. Sheth, and one vacant directorship, each of whose terms expire at the 2001 annual meeting. Class III consists of Messrs. Griffin, Johnson and La Rue, each of whose terms expire at the 2003 annual meeting.

 Compensation of Directors

   Directors who are employed by us, including Mr. Griffin and Mr. La Rue, and directors who are affiliated with our principal shareholders, including Messrs. Chandler, Johnson and Plum, are not currently entitled to receive any fees for serving on our board of directors. Our outside directors, Messrs. Ames, Fowler and Dr. Sheth, currently receive $5,000 per quarter in fees for serving on our board of directors. We currently expect that our outside directors, including Mr. Morrison, if elected, will continue to receive such fees following the Annual Meeting. If elected, we currently expect that Mr. Morrison will not receive any additional fees for serving as our corporate secretary. In 1999, we granted each of Mr. Fowler and Dr. Sheth stock options to purchase 35,000 shares of our common stock with an exercise price of $2.14. The stock options will vest over a three-year period with 33 1/3% vesting at the end of each year. During 2000, we granted stock options to Mr. Ames to purchase 35,000 shares of our common stock with an exercise price of $17.50. These stock options will vest over a three-year period with 33 1/3% vesting at the end of each year. In addition, during 2000, Messrs. Ames, Fowler and Dr. Sheth each received 10,500 additional stock options with an exercise price of $4.06, which was the closing price of the stock at the date of issuance of such grants. In addition, we pay for the reasonable out-of-pocket expenses incurred by each director in connection with attending board and committee meetings.

 Committees of the Board of Directors

   Our board of directors has standing executive, compensation and audit committees, as follows:

  . Audit Committee. The audit committee is currently composed of three independent directors: Messrs. Ames, Chandler and Fowler. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews such audit results. The audit committee met four times during the fiscal year ended December 31, 2000.

    On October 26, 2000, the audit committee of the board of directors adopted a written charter for the audit committee. A copy of the Pac-West Telecomm, Inc. Charter of the Audit Committee of the Board of Directors is attached as Appendix A to this Proxy Statement.

  . Compensation Committee. The compensation committee is currently composed of three independent directors: Messrs. Fowler, Plum, and Dr. Sheth. The compensation committee makes recommendations to the board of directors regarding the compensation of our executive officers, awards under our compensation and benefit plans and compensation policies and practices. The compensation committee met four times during the fiscal year ended December 31, 2000.

    None of Messrs. Fowler, Plum and Dr. Sheth are executive officers or employees of the Company.

  . Executive Committee. The executive committee is currently composed of four directors: Messrs. Chandler, Griffin, Johnson and Plum.

Reports by Board Committees

 Audit Committee Report

   During the last year, the audit committee of the board of directors met and held discussions with management and Arthur Andersen LLP, our independent auditors for the fiscal year ended December 31, 2000. The audit committee reviewed and discussed with management and Arthur Andersen the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The audit committee also discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   The following summarizes certain fees paid to Arthur Andersen. Our Audit Committee has considered whether the provision of the services described below is compatible with maintaining the independence of Arthur Andersen and has concluded that such services are compatible with maintaining the independence of our principal auditor.

  . Audit Fees. Arthur Andersen billed us $244,500 for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in our Reports on Form 10-Q for the periods ending March 31, June 30 and September 30, 2000.

  . Financial Information Systems Design and Implementation Fees. Arthur
    Andersen billed us $31,596 for professional services rendered during the fiscal year ended December 31, 2000 in connection with our financial information systems.

  . All Other Fees. Arthur Andersen billed us $407,130 for other services rendered during the fiscal year ended December 31, 2000, which primarily related to research and consultation concerning various local, state and federal tax matters, and advisory services in connection with certain completed and contemplated acquisitions.

   Arthur Andersen submitted to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee discussed with Arthur Andersen such firm's independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission on April 2, 2001.

                                         AUDIT COMMITTEE

                                         A. Gary Ames
                                         David G. Chandler
                                         Mark S. Fowler

 Compensation Committee Report on Executive Compensation

   Our compensation program for executive officers is administered and reviewed by the compensation committee of the board of directors. The key elements of the total annual compensation for executive officers consist of fixed compensation in the form of base salary and variable compensation in the form of annual incentive compensation. It is the compensation committee's objective to help ensure that a significant portion of an executive's total annual compensation be contingent upon the attainment of one or more performance objectives.

   Annual bonuses are based upon various factors, including corporate, operating unit and individual performance during the preceding calendar year. An operating plan is established annually which sets goals for overall corporate performance relating to earnings (before interest and taxes). The chief executive officer's annual bonus is based on the overall corporate performance plus specific milestones set by the board of directors for markets in operation, access lines in service and capital raising.

   For the fiscal year ended December 31, 2000, corporate results were above the levels of operating performance targeted in the operating plan.

                                          COMPENSATION COMMITTEE

                                          Mark S. Fowler
                                          Samuel A. Plum
                                          Dr. Jagdish N. Sheth

Compensation Committee Interlocks and Insider Participation

   There are no family relationships between any of our directors or executive officers and there are no director interlocking relationships.

                             EXECUTIVE COMPENSATION

   The following table summarizes the compensation we paid to our named executive officers, consisting of our chief executive officer, each of our next four most highly compensated executive officers and two former executive officers who, if currently serving, would be among the four most highly compensated executive officers, for the fiscal years ended December 31, 2000 and 1999. None of the perquisites and other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by that officer. "All Other Compensation" reflects matching contributions we made under our 401(k) plan plus group life and disability insurance premiums paid by the Company on behalf of such officer. The amount listed under "All Other Compensation" includes $5,440 and $18,419 of life insurance and long-term disability insurance premiums we paid on behalf of Mr. Griffin for the fiscal years ended December 31, 2000 and 1999, respectively, and includes $2,539 of long-term disability insurance premiums we paid on behalf of Mr. La Rue for the fiscal year ended December 31, 1999.

   Summary Compensation Table for the Years Ended December 31, 2000 and 1999

         Name and Principal                   Regular               All Other
           Position Held              Salary   Bonus   Commissions Compensation
         ------------------          -------- -------- ----------- ------------
Current Executives:
Wallace W. Griffin,
 President, Chief Executive Officer
  and Director
  Fiscal year 2000.................. $350,000 $175,000   $  --       $12,051
  Fiscal year 1999..................  350,000  350,000      --        23,845
John K. La Rue,
 Executive Vice President and
  Director
  Fiscal year 2000..................  350,000  140,000      --         5,998
  Fiscal year 1999..................  350,000  140,000      --         7,746
Richard E. Bryson,
 Chief Financial Officer
  Fiscal year 2000..................  225,000   90,000      --         4,833
  Fiscal year 1999..................  225,000   90,000      --         3,783
Rae Kohan,
 Vice President of Sales, Business
  Markets
  Fiscal year 2000..................   94,375      --    81,408        2,667
Joel A. Effron,
 Senior Vice President of Sales and
  Marketing
  Fiscal year 2000..................  127,074   45,000      --         4,441
  Fiscal year 1999..................  121,264   30,316      --         3,380
Former Executives:
Brian K. Johnson,
 Senior Vice President and General
 Manager--Business Markets
  Fiscal year 2000..................  193,338   50,000      --         4,825
  Fiscal year 1999..................  150,370   56,000      --         3,648
Jason R. Mills,
 Vice President of Network
  Operations
  Fiscal year 2000..................  208,750      --       --         6,492
  Fiscal year 1999..................  185,000   50,000      --         5,341

Stock Incentive Plans

   We have established the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, which authorizes the granting of stock options, including restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our subsidiaries' current or future employees, directors, consultants and advisors. Under the Company's 1999 Stock Incentive Plan, the board of directors is authorized to issue options to purchase shares of common stock in such quantity, at such exercise prices, on such terms and subject to such conditions as established by the board.

   In addition, we have established the 1998 Griffin and Bryson Non-Qualified Stock Incentive Plans, and the 2000 Napa Valley Non-Qualified Stock Incentive Plan which authorizes the granting of stock options, including restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to certain of our employees.

   An aggregate of 5,375,500 shares of common stock have been reserved for option grants under the 1999 Stock Incentive Plan, the 1998 Griffin and Bryson Non-Qualified Stock Incentive Plans, and the 2000 Napa Valley Non-Qualified Stock Incentive Plan. These plans are subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. As of December 31, 2000, we had granted options outstanding with respect to 3,925,825 shares of common stock under all plans. As of December 31, 2000, 63,436 options have been exercised.

   The amounts shown for realizable potential value are calculated assuming that the market value of the common stock was equal to the exercise price per share as of the date of grant of the options. This value is the approximate price per share at which shares of the common stock would have been sold in private transactions on or about the date on which the options were granted. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of the common stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the common stock. The actual value, if any, a named officer may realize will depend on the excess of the market price for shares of the common stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by a named officer will be at or near the value estimated above.

                             Option Grants in 2000

   The table below provides information regarding stock options granted to the named executive officers during 2000. None of the named executive officers received SAR's. All options referred to below vest over a period of four years and are exercisable to purchase shares of our common stock in accordance with the Company's 1999 Stock Incentive Plan. In addition, options issued to the below named executives, except for Mr. Kohan, become fully vested upon a change in control.

                                                                           Potential
                                                                          Realizable
                                                                       Value at Assumed
                                                                        Annual Rates of
                                     % of Total                              Stock
                          Number of   Options                                Price
                         Securities  Granted to                        Appreciation for
                         Underlying  Employees  Exercise or               Option Term
                           Options   in Fiscal  Base Price  Expiration -----------------
Name                     Granted (#)    Year      ($/Sh)       Date     5% ($)  10% ($)
----                     ----------- ---------- ----------- ----------  ------  --------
Current Executives
 Wallace W. Griffin.....   150,000      8.5%      $ 4.06    12/01/2010 $383,000 $971,000
 John K. La Rue.........    70,000      4.0         4.06    12/01/2010  179,000  453,000
 Richard E. Bryson......    95,000      5.4         4.06    12/01/2010  243,000  615,000
 Rae Kohan..............     3,000      0.2        22.50    01/24/2010   42,000  108,000
 Rae Kohan..............     5,000      0.3        14.13    09/01/2010   44,000  113,000
 Rae Kohan..............    15,000      0.9         8.69    11/01/2010   82,000  208,000
 Rae Kohan..............     9,000      0.5         4.06    12/01/2010   23,000   58,000
 Joel A. Effron.........    15,000      0.9         4.06    12/01/2010   38,000   97,000
Former Executives:
 Jason R. Mills(1)......    15,000      0.9         4.06    12/01/2010   38,000   97,000

--------
(1) The options granted to Mr. Mills in 2000 terminated prior to vesting and exercise in accordance with the terms of the Company's 1999 Incentive Plan in connection with Mr. Mills's departure from the Company on March 31, 2001.

                 Outstanding Stock Options and Year-End Values

   The following table sets forth information regarding the number and value of unexercised stock options held by each of the named executive officers as of December 31, 2000. Brian Johnson, a former executive, exercised 17,500 stock options in 2000. No other named executive officers exercised options in 2000.

                                                          Value of Unexercised
                                  Number of Unexercised   In-the-Money Options
                                   Options at Year End         at Year End
                                 ----------------------- -----------------------
                                                Non-                    Non-
Name                             Exercisable Exercisable Exercisable Exercisable
----                             ----------- ----------- ----------- -----------
Current Executives
 Wallace W. Griffin.............   487,847     150,000   $1,036,000   $    --
 John K. La Rue.................    56,000     238,000       72,800    218,400
 Richard E. Bryson..............   231,986     167,917      425,749    221,751
 Rae Kohan......................     1,750      37,250        2,275      6,825
 Joel A. Effron.................    17,500      67,500       22,750     68,250
Former Executives:
 Jason R. Mills (1).............    26,250      93,750       34,125    102,375

--------
(1) The outstanding unvested options previously granted to Mr. Mills terminated prior to exercise in accordance with the Company's 1999 Incentive Plan in connection with Mr. Mills's departure from the Company on March 31, 2001. Mr. Mills may exercise vested options, which, at March 31, 2001, included the 26,250 options indicated above as exercisable and 26,250 of the options indicated above as non-excercisable that became exercisable in February 2001, within a three-month period of the date of his departure from the Company.

Qualified 401(k) and Profit Sharing Plan

   We maintain a tax-qualified 401(k) plan. Employees who are at least 18 years of age may elect to participate in the plan after completing six months of service with us. We match 50% of employee contributions up to 6% of compensation deferred. Our matching contributions vest at a rate 20% per year starting with the employee's second year of service. Although we have not historically done so, we may also make discretionary profit-sharing contributions to all employees who satisfy plan participation requirements.

Pension Plans

   We do not maintain a pension plan.

Employment Agreements

 Employment Agreements

   Mr. Griffin entered into an employment agreement with us in 1998 as of the recapitalization. Mr. Griffin's employment agreement has a term of three years, provides for an initial base salary of $350,000 and bonus upon our achievement of certain objective and subjective criteria which shall be about 40% of his base salary. The employment agreement also provides for participation in all benefit plans made available to Pac-West executives, and may be terminated earlier by us or the respective executive under certain conditions.

   Upon termination by us without cause, as defined in his employment agreement, Mr. Griffin will be entitled to receive severance payments, subject to certain conditions, equal to his base salary for the greater of the remainder of the term of employment under the employment agreement or the six-month period thereafter.

   If the employment period is terminated as a result of Mr. Griffin's disability, then he and/or his estate or beneficiaries, as the case may be, will be entitled to receive benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs. In addition, he will be entitled to receive (1) an amount equal to his base salary for the one-year period after the termination of the employment period; and (2) a prorated amount of any annual bonus otherwise payable to him for the fiscal year in which his employment is terminated.

   If the employment period is terminated as a result of Mr. Griffin's death, then he and/or his estate or beneficiaries, as the case may be, will be entitled to receive benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs and, in addition, will be entitled to receive a prorated amount of any annual bonus otherwise payable to him for the fiscal year in which his employment is terminated. If we terminate the employment period for cause or if he resigns for any reason, other than a termination without cause under the respective employment agreement, then he will be entitled to receive his base salary through the date of termination and we will have no further liability whatsoever to him.

 Severance Agreements

   On November 20, 2000, the Company and Mr. Brian Johnson entered into an agreement covering Mr. Johnson's resignation, effective as of December 16, 2000. The terms of the agreement provided for accelerated vesting of 17,500 shares of stock options, which were scheduled to vest at the end of February 2001, and contain various covenants agreed to by Mr. Johnson. Unvested options previously granted to Mr. Johnson not covered by the agreement terminated in accordance with the terms of the Company's 1999 Incentive Plan in connection with his departure from the Company.

 Change of Control Agreements

   On November 27, 2000, our Board of Directors approved an Agreement Regarding Compensation on Change of Control for most executive officers, including Messrs. Griffin, La Rue, Bryson, Effron and Mills. These agreements provide for one year's base salary and health plan benefits in the event of a merger or combination of the Company into another entity, or the sale or disposition of all, or substantially all, of the Company's assets.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding ownership of our common stock as of March 1, 2001 for: (1) each person who we know owns beneficially more than 5% of our outstanding common stock; (2) each of our current directors and nominees, and named executive officers; and (3) all of our current directors and nominees, and executive officers as a group.

                                       Number of Shares    Percent Beneficially
Beneficial Owner                    Beneficially Owned (1)      Owned (2)
----------------                    ---------------------- --------------------
Significant Stockholders:
  Bay Alarm Securities LLC........         4,890,930(3)            13.6%
   925 Ygnacio Valley Road
   Walnut Creek, CA 94596
  Safeguard Scientifics, Inc. ....         4,871,257(4)            13.5
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA 19087
  SCP Private Equity Partners,
   L.P. ..........................         3,652,649(5)            10.2
   435 Devon Park Drive, Building
    300
   Wayne, PA 19087
  William Blair Capital Partners
   VI, L.P. ......................         3,652,649(6)            10.2
   222 West Adams Street
   Chicago, IL 60606
  TL Ventures III L.P. and related
   entities.......................         2,408,826(7)             6.7
   700 Building
   435 Devon Park Drive
   Wayne, PA 19087-1990
Directors, Nominees and Named
 Executive Officers:
  A. Gary Ames....................             1,000(8)               *
  Richard E. Bryson...............           318,445(9)               *
  David G. Chandler...............         3,652,649(10)           10.2
  Joel A. Effron..................            37,000(11)              *
  Mark S. Fowler..................            12,667(12)              *
  Wallace W. Griffin..............           987,347(13)            2.7
  Brian K. Johnson................            35,000(14)              *
  Jerry L. Johnson................            30,192(15)              *
  Rae Kohan.......................             2,500(16)              *
  John K. La Rue..................           992,288(17)            2.8
  Jason R. Mills..................            52,500(18)              *
  Robert C. Morrison..............            1,000 (19)              *
  Samuel A. Plum..................         3,717,649(20)           10.3
  Jagdish N. Sheth................            19,667(21)              *
All of Pac-West's Directors and
 Executive Officers as a Group (19
 Persons).........................        10,001,554(22)           27.0

--------
(1) The number of shares includes shares of common stock subject to options exercisable within sixty (60) days of March 1, 2001.

(2) Shares of common stock exercisable within sixty (60) days of March 1, 2001 are considered outstanding for the purpose of determining the percent of the class held by the holder of such options, but not for the purpose of computing the percentage held by others. Percentages of less than one (1) percent are denoted by an asterisk.

(3) Based solely upon a schedule 13G, dated February 9, 2000, filed jointly by Bay Alarm Securities LLC (Bay Alarm) and the Westphal Family Foundation (Westphal), Bay Alarm is the direct beneficial owner of 4,840,930 shares of common stock and Westphal is the direct beneficial owner of 50,000 shares of common stock.

(4) Based solely upon a Schedule 13G, dated March 1, 2001, Safeguard Delaware, Inc. (SDI) is the record owner of 2,430,467 shares, Safeguard Scientifics (Delaware), Inc. (SSD) is the record owner of 32,352 shares, and SFINT, Inc. is the record owner of 612 shares. Safeguard Scientifics, Inc. (Safeguard) is the sole stockholder of each of SDI and SSD, and SSD is the sole stockholder of SFINT, Inc., which also includes an aggregate of 2,408,826 shares owned of record by the following entities: TL Ventures III, L.P. (TL III), 1,939,484 shares; TL Ventures III Offshore, L.P. (TL III Offshore), 406,005 shares; and TL Ventures III Interfund, L.P. (TL III Interfund), 63,337 shares. TL III, TL III Offshore and TL III Interfund are venture capital funds which are required by their governing documents to make all investment, voting and disposition actions in tandem. TL Ventures III LLC, of which SDI is a member, is a co-general partner of TL Ventures III Management, L.P., the sole general partner of TL Ventures III, L.P., and the sole general partner of TL Ventures III Interfund. TL Ventures III LLC has sole authority and responsibility for all investment, voting and disposition decisions for TL III and TL III Interfund, which powers, other than investments, are exercised through its three-member board of managers, by majority vote. TL Ventures III Offshore Ltd. is the sole general partner of TL Ventures Offshore Partners, L.P., which is the sole general partner of TL III Offshore. As such, it has sole authority and responsibility for investment, voting and disposition decisions for TL III Offshore, which powers are exercised through its three-member board of directors, by majority vote. A representative of SDI serves as a member of the board of managers of TL Ventures III LLC and as a member of the board of directors of TL Ventures III Offshore Ltd. and, therefore, may be deemed to possess indirect beneficial ownership of the shares owned by TL III, TL III Offshore and TL III Interfund

(5) Based solely upon a Schedule 13G, dated March 10, 2000, filed jointly by SCP Private Equity Partners, L.P. (Equity Partners), SCP Private Equity Management, L.P. (Equity Management), Winston Churchill (Churchill), Samuel A. Plum (Plum), and Safeguard Capital Management, Inc. (Capital Management), Equity Partners is the direct beneficial owner of 3,652,649 shares of common stock. Equity Management, by virtue of it being the general partner of Equity Partners, may be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. In addition, Churchill, Plum and Capital Management, by virtue of their being general partners of Equity Management, may also be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. Each of Equity Management, Churchill, Plum and Capital Management disclaims any direct or indirect beneficial ownership of the 3,652,649 shares of common stock owned by Equity Partners.

(6) Based solely upon an amended Schedule 13G, dated February 14, 2001, filed jointly by William Blair Capital Partners VI, L.P. (WB Partnership) and William Blair Capital Partners VI, L.L.C. (WB LLC), WB Partnership is the direct beneficial owner of 3,652,649 shares of common stock. WB LLC, by virtue of it being the general partner of WB Partnership, may be deemed to be the beneficial owner of the shares of common stock owned by WB Partnership. WB LLC disclaims beneficial ownership of the 3,652,649 shares of common stock owned by WB Partnership.

(7) Based solely upon an amended Schedule 13G, dated February 9, 2001, filed jointly by TL III, TL III Interfund, TL Ventures III Management, LP, TL Ventures III LLC, TL Ventures III Offshore Partners, L.P. and TL Ventures III Offshore, Ltd., TL III, TL III Offshore and TL III Interfund are venture capital funds which are required by their governing documents to make all investment, voting and disposition actions in tandem. TL III is the record holder of 1,939,484 shares; TL III Offshore is the record holder of 406,005; and TL III Interfund is the record holder of 63,337 shares. TL Ventures III LLC is the sole general partner of TL Ventures III Management L,.P., the sole general partner of TL III and TL Ventures III LLC is the sole general partner of TL III Interfund. As such, TL Ventures III LLC has sole authority and responsibility for all investment, voting and disposition decisions for TL III and TL III Interfund, which powers, other than investments, are exercised through its three-member board of managers by majority vote. Investment decisions require a majority vote of the members of TL Ventures III LLC. TL Ventures III Offshore Ltd. is the sole general partner of TL Ventures Offshore Partners L.P., which is the sole general partner of TL III Offshore. As such, it has sold authority and responsibility for investment, voting and disposition decisions for TL III Offshore, which powers are exercised through its three-member board of directors, by majority vote.

(8) The shares of common stock shown as beneficially owned by Mr. Ames include 1,000 shares of common stock owned directly by Mr. Ames.

(9) The shares of common stock shown as beneficially owned by Mr. Bryson include 231,987 vested shares subject to options. In addition, Mr. Bryson by virtue of his control and ownership of Biras Ventures, LLC (Biras LLC), may be deemed to be the beneficial owner of 20,458 shares of common stock owned by Biras LLC. Mr. Bryson, by virtue of his being a co-trustee for each of the Lauren E. Bryson Irrevocable Trust, dated December 29, 1999 (the Lauren Bryson Trust), the Anna C. Bryson Irrevocable Trust, dated December 29, 1999 (the Anna Bryson Trust) and the William H. Bryson Irrevocable Trust, dated December 29, 1999 (the William Bryson Trust), may be deemed to be the beneficial owner of the 22,000 shares of common stock owned by each of the Lauren Bryson Trust, the Anna Bryson Trust and the William Bryson Trust. Mr. Bryson disclaims beneficial ownership of the 66,000 shares of common stock held by the Lauren Bryson Trust, the Anna Bryson Trust and the William Bryson Trust.

(10) Mr. Chandler, by virtue of his being a managing director of WB LLC, may be deemed to be the beneficial owner of 3,652,649 shares of common stock owned by WB Partnership. Mr. Chandler expressly disclaims beneficial ownership of any shares owned by WB Partnership.

(11) The shares of common stock shown as beneficially owned by Mr. Effron include 35,000 shares subject to vested options and 2,000 shares of common stock owned directly by Mr. Effron.

(12) The shares of common stock shown as beneficially owned by Mr. Fowler include 11,667 shares subject to vested options and 1,000 shares of common stock owned directly by Mr. Fowler.

(13) The shares of common stock shown as beneficially owned by Mr. Griffin include 487,847 shares subject to vested options and 219,500 shares of common stock owned directly by Mr. Griffin. In addition, Mr. Griffin, by virtue of his being a general partner of Griffin Family Limited Liability Partnership, L.L.P. (Griffin LLP), may be deemed to be the beneficial owner of 280,000 shares of common stock owned by Griffin LLP.

(14) The shares of common stock shown as beneficially owned by Mr. Brian K. Johnson include 17,500 shares subject to vested options and 17,500 shares of common stock owned directly by Mr. Johnson. In December 2000, Mr. Johnson ceased to be an employee of the Company. The number of shares of common stock shown as beneficially owned by Mr. Johnson is based solely upon copies of reports filed by Mr. Johnson with the Securities Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 provided to the Company.

(15) The shares of common stock shown as beneficially owned by Mr. Jerry L. Johnson include 30,078 shares of common stock owned directly by Mr. Johnson. In addition, Mr. Johnson, by virtue of his participation in a 401(K) plan, may be deemed to be the beneficial owner of 114 shares of common stock owned directly by such 401(K) plan.

(16) The shares of common stock shown as beneficially owned by Mr. Kohan include 2,500 shares subject to vested options.

(17) The shares of common stock shown as beneficially owned by Mr. La Rue include 112,000 subject to vested options and 691,068 shares of common stock owned directly by Mr. La Rue. In addition, Mr. La Rue, by virtue of his being the trustee of the Jason R. Mills and Jennifer L. Mills Irrevocable Trust, dated September 14, 1998 (the Mills Trust), may be deemed to be the beneficial owner of 189,220 shares of common stock owned by the Mills Trust. Mr. La Rue expressly disclaims beneficial ownership of the shares of common stock owned by the Mills Trust.

(18) The shares of common stock shown as beneficially owned by Mr. Mills include 26,250 shares of common stock subject to vested options and 11,000 shares of common stock owned directly by Mr. Mills.

(19) The shares of common stock shown as beneficially owned by Mr. Morrison include 1,000 shares of common stock owned directly by Mr. Morrison.

(20) The shares of common stock shown as beneficially owned by Mr. Plum include 16,000 shares of common stock owned directly by Mr. Plum. In addition, Mr. Plum, by virtue of his being the managing general partner of Equity Partners, may be deemed to be the beneficial owner of 3,652,649 shares owned by Equity Partners. Mr. Plum expressly disclaims beneficial ownership of the shares of common stock owned by Equity Partners.

(21) The shares of common stock shown as beneficially owned by Dr. Sheth include 11,667 shares subject to vested option, 3,000 shares of common stock owned directly by Dr. Sheth and 5,000 shares of common stock owned by Sheth and Associates, Inc., a wholly-owned corporation of Dr. Sheth's.

(22) The shares of common stock shown as beneficially owned by all of Pac-West's directors and executive officers as a group include the shares of common stock beneficially owned by the directors and the named executive officers described in footnotes 8 to 20 as well as 100,000 shares subject to vested options attributable to, and 41,650 shares of common stock beneficially owned by executive officers other than the named executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recapitalization

   Our recapitalization was completed on September 16, 1998 in accordance with the merger agreement between us, Bay Alarm Company and John K. La Rue, the preexisting investors, and PWT Acquisition Corp. a corporation newly formed by an equity investment group led by Safeguard 98 Capital, L.P. and William Blair Capital Partners L.L.P. to effect the recapitalization.

   Under the merger agreement, Mr. La Rue and Bay Alarm Company were entitled to receive additional consideration of up to $20.0 million in the event that certain billings under dispute were received subject to the recapitalization.

   On September 9, 1999, Pac-West entered into a settlement agreement with Pacific Bell regarding claims for unpaid reciprocal compensation under our prior interconnection agreement. Under the terms of the settlement agreement, Pacific Bell agreed to pay $20.0 million to Pac-West and $20.0 million in the aggregate to Mr. La Rue and Bay Alarm Company in settlement of those claims. As a result of these payments, the terms of our September 1998 merger agreement requiring additional distributions to these shareholders have been satisfied.

   In accordance with the merger agreement, Mr. La Rue and Bay Alarm Company have agreed to indemnify us and certain of our related parties for all liabilities and other losses arising from, among other things:

  . any breach by Pac-West of any representation, warranty, covenant or agreement we made in the merger agreement or in any schedule, exhibit, or other related document;

  . any claims of any brokers, finders, our employees or consultants relating to the transactions contemplated by the merger agreement not specifically set forth in or contemplated by the merger agreement; or

  . any claim by any person other than PWT Acquisition Corp. or its affiliates with respect to, or arising as a result of, any reorganization, liquidation, dissolution, recapitalization, non due course borrowing, merger, consolidation, sale or purchase of assets or similar transactions proposed prior to closing of the merger; provided that Mr. La Rue and Bay Alarm Company receive notice of such loss within the applicable time periods set forth in the merger agreement.

   Subject to certain exceptions, Mr. La Rue and Bay Alarm Company do not have any obligation to indemnify any of the indemnified parties from any losses caused by the breach or alleged breach of any representation or warranty contained in the merger agreement until the indemnified parties collectively suffer related aggregate losses in excess of $500,000, which acts as a deductible. Mr. La Rue and Bay Alarm Company have an obligation to indemnify the indemnified parties for all losses suffered by any of the indemnified parties in excess of the deductible, provided that Mr. La Rue and Bay Alarm Company do not have any obligation to indemnify the indemnified parties from such aggregate losses in excess of an indemnity cap of $15.0 million. Despite the above, breaches or alleged breaches of certain post-closing covenants or agreements contained in the merger agreement will not be subject to the deductible or the indemnity cap.

   The merger agreement contains representations and warranties typical of those kinds of agreements, including, for example, those relating to corporate organization and capitalization, the valid authorization, execution, delivery and enforceability of all transaction documents, the financial statements, the absence of material adverse changes in the business, assets, financial condition and results of operations, the absence of material undisclosed liabilities, tax matters, the quality and title of personal and real property, material contracts, intellectual property, employee benefits plans, environmental matters, compliance with laws, governmental authorizations, permits and licenses and insurance matters. Generally, the representations and warranties expired thirty days after receipt of the audited financial statements for fiscal 1999, except those relating to tax matters which survive until the expiration of the applicable statute of limitations and certain other representations and warranties which survive indefinitely.

   The foregoing summary of the material terms of the merger agreement and related matters does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the merger agreement, including the definitions of certain terms therein and the exhibits and schedules hereto.

Registration Agreement

   In connection with the recapitalization, all of our shareholders entered into a registration agreement. In accordance with the registration agreement, at any time after May 7, 2000, each of the four equity investors in the recapitalization may request one registration at our expense under the Securities Act of 1933 of all, or any portion of, their Pac-West common stock on Form S-1 or other similar long-form registration and an unlimited number of Form S-2 or S-3 or other similar short-form registrations, provided that the aggregate offering value of the registrable securities requested to be registered in any long-form registration must equal at least $5.0 million in all long-form registrations and at least $1.0 million in all short-form registrations. In the event that any one of the four equity investors in the recapitalization makes such a demand registration request, all other parties to the registration agreement will be entitled to participate in such registration. The registration agreement will also grant to the parties thereto piggyback registration rights with respect to all other registrations of our common stock and we, subject to limited exceptions, will pay all expenses related to the piggyback registrations.

Non-Competition; Non-Solicitation; Confidentiality Agreements

   In connection with the recapitalization and in accordance with the terms of the merger agreement, Mr. La Rue and Bay Alarm Company each entered into a covenant not to compete with Pac-West, not to engage, and not to permit any affiliate to engage, for a noncompete period of two years after the closing date of the recapitalization. These non-compete agreements expired September 16, 2000.

   In accordance with his employment agreement, Mr. Griffin has agreed to forfeit any severance obligations owing to him in the event of his breach of noncompetition provisions in restricted territories including the United States of America, Canada and the territories and jurisdictions in Mexico.

   Messrs. La Rue, Griffin, Bryson, Mills and Bay Alarm have also agreed to maintain the confidentiality of our information and not to solicit our employees and customers as provided in the merger agreement or their respective employment agreements, as the case may be. These provisions remain in effect for varying periods following the termination of the employment agreements.

Indebtedness of Management

   In connection with the 1998 recapitalization , Mr. Wallace W. Griffin, our President, Chief Executive Officer and Director, purchased 37,500 shares of common stock from the Company for $250,000. The Company received $50,000 in cash from Mr. Griffin and entered into a note receivable for the remaining balance of $200,000. The note accrues interest at 5.54 percent and compounds annually, with any unpaid accrued interest and principal due at the earlier of
(1) the sale of the above stock with proceeds received first applied to unpaid interest, then to principal; (2) sale of the Company; (3) 60 days from the date Mr. Griffin is no longer an employee of the Company or a subsidiary; or (4) September 16, 2003.

   In December 2000, the Company entered into two notes receivable totaling $105,000 with H. Ravi Brar, a Vice President of the Company. The notes accrue interest at a rate of 6.1% per annum and are payable upon demand. The notes are secured by a pledge of 38,000 shares of the Company's common stock.

Other Transactions with Significant Stockholders

   Mr. Bruce A. Westphal, who served as our Chairman of the Board until the recapitalization and as a director of the Company until March 16, 2000, is the chairman of the board of both Bay Alarm Company and InReach Internet. As of March 1, 2001, an affiliate of Bay Alarm Company held approximately 13.6% of our outstanding common stock. Sales to Bay Alarm accounted for approximately $1,211,000, $912,000 and $797,000, or 2.9%, 1.0% and 0.6%, of our revenues for the years ended December 31, 1998, 1999 and 2000, respectively. In addition, Bay Alarm Company provides us with security monitoring services at its normal commercial rates. Bay Alarm Company purchased the real property at which our Oakland switch facility is located. In connection with that purchase, we negotiated a lease with Bay Alarm Company for our continued use of that commercial space. The monthly lease payments under the lease are approximately $13,000 effective December 1998. Sales to InReach Internet LLC accounted for approximately $1,469,000, $1,755,000 and $1,743,000, or 3.5%, 1.8% and 1.3%, of
our revenue for the fiscal years ended December 31, 1998, 1999 and 2000, respectively.

Transactions with Management and Others

   Robert C. Morrison, a nominee for election to serve on our board of directors, is currently a senior attorney and shareholder of Neumiller & Beardslee, a professional corporation. Mr. Morrison holds a 10% equity interest in Neumiller & Beardslee, which has billed the Company approximately $542,000 for legal services performed in the fiscal year ended December 31, 2000.

                               PERFORMANCE GRAPH

   The following graph compares our cumulative total stockholder return on an investment of $100 since November 3, 1999, the day prior to our initial trading date, with that of the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The information set forth below with respect to the Nasdaq Composite Index and the Nasdaq Telecommunications Index is derived from data included in the CRSP Total Return Indexes for the Nasdaq Stock Market as of March 30, 2001, provided to the Company by the Nasdaq Stock Market on April 24, 2001.

                              [Graph appears here]

   Measurement
     Period
  (November 3,
      1999
 to December 31,                                     Pac-
      2000)                                          West   Nasdaq CI Nasdaq TI
 ---------------                                    ------- --------- ---------
 November 3, 1999.................................. $100.00  $100.00   $100.00
 December 31, 1999.................................  265.00   133.97    124.54
 December 31, 2000.................................   33.38    80.54     53.04

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market, as required. These persons are required to furnish us with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by us or written representations from certain reporting persons that Forms 5 were not required for those persons, we believe that during the fiscal year ended December 31, 2000, except for Richard E. Bryson, Samuel A. Plum, Harry W. Wilson and Dr. Jagdish N. Sheth, each of whom filed one Form 4 late, and Jerry
L. Johnson who filed a Form 5 reporting one transaction late, our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements. Each of the late Form 4 filings reported one transaction late, with the exception of the Form 4 filed late by Mr. Plum, which reported six transactions late.

                          ANNUAL REPORT AND FORM 10-K

   Copies of our 2000 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, are being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting of shareholders. Shareholders not receiving a copy of the Annual Report may obtain one by writing Mr. Dennis V. Meyer, Vice President--Finance, Treasurer and Assistant Secretary, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207.

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                          FOR THE 2002 ANNUAL MEETING

   Shareholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2002 Annual Meeting of shareholders must be mailed to the Corporate Secretary, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207, and must have been received by the Corporate Secretary on or before January 8, 2002. We will consider only proposals meeting the requirements of applicable federal securities laws and Commission rules promulgated thereunder.

                                          The Board of Directors

May 9, 2001

                                                                      APPENDIX A

                            PAC-WEST TELECOMM, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                   I. PURPOSE

   The primary purpose of the Audit Committee of the Board of Directors of Pac-West Telecomm, Inc. (the "Committee") is to provide independent and objective oversight of the accounting functions and internal controls of Pac-West Telecomm, Inc. ("Pac-West") its subsidiaries and affiliates and to ensure the objectivity of Pac-West's financial statements. The Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee shall also review and advise the Board with respect to Pac-West's risk management policies, and tax policies.

                                 II. FUNCTIONS

   The Committee shall perform the following functions:

     1. Independent Accountants. Recommend to the Board the firm to be employed by Pac-West as its independent accountant, which firm shall be ultimately accountable to the Board and the Committee as representatives of shareholders.

     2. Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants suggested changes or improvements in Pac-West's accounting practices or controls.

     3. Accounting Principals and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in Pac-West's methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principals and financial statements.

     4. Internal Accounting Controls. Consult with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management's presence. In connection with this function, the Committee may require the General Counsel to circulate a questionnaire to evaluate Pac-West's compliance with financial disclosure and accounting laws.

     5. Financial Disclosure Documents. Review with management and the independent accountants Pac-West's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders and following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in Pac-West's filing on Form 10-K. The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management's presence of the quality of Pac-West's accounting principals as applied in its financial reporting, the clarity of Pac-West's financial disclosure and degree of aggressiveness or conservatism of Pac-West's accounting principals and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent accountants.

     6. Internal Control Systems. Review with management and internal auditors Pac-West's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

     7. Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

     8. Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by an internal auditor or the independent accountant. The Committee also shall review significant questionable or illegal payments.

     9. Oversight of Independent Accountants. Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and Pac-West. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant's report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant's independence.

     10. Adequacy of Personnel. Review periodically the adequacy of Pac-West's accounting, financial, and auditing personnel resources.

     11. Risk Management. Review and evaluate risk management policies in light of Pac-West's business strategy, capital strength and overall risk tolerance. The Committee also shall evaluate on a periodic basis Pac-West's investment and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

     12. Tax Policies. Review periodically Pac-West's tax policies and any pending audits or assessments.

     13. Offerings of Securities. Perform appropriate due diligence on behalf of the Board of Directors with respect to Pac-West's offering of securities.

     14. Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

   The Committee's function is one of oversight and review, and it is not expected to audit Pac-West, to define the scope of the audit, to control Pac-West's accounting practices, or to define the standards to be used in preparation of Pac-West's financial statements.

                        III. COMPOSITION & INDEPENDENCE

   The Committee shall consist of not less than three independent members, who shall be appointed by the Board of Directors. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication. No member of the Committee shall be employed or otherwise affiliated with Pac-West's independent accountants. In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

                            IV. QUORUM AND MEETINGS

   A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meetings shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

                                   V. REPORTS

   The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review. The Committee shall report to shareholders in Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

                              VI. OTHER AUTHORITY

   The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

PROXY
                      Solicited by the Board of Directors
                            PAC-WEST TELECOMM, INC.
                         1776 W. March Lane, Suite 250
                           Stockton, California 95207
  The undersigned hereby appoints Richard E. Bryson, Dennis V. Meyer and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the common stock of Pac-West Telecomm, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 12, 2001 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of our management of Pac-West Telecomm, Inc. upon such other business as may properly come before the annual meeting of shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN ITEM 1
                                AND "FOR" ITEM 2

1. Elect the nominated directors. [_] FOR ALL   [_] WITHHELD ALL   [_] FOR ALL
EXCEPT

     Nominees: Mark S. Fowler, Robert C. Morrison and Dr. Jagdish N. Sheth

   (To withhold authority to vote for any nominee, strike out that nominee's name.)

2. Ratify the appointment of Arthur Andersen LLP as Pac-West's independent auditors.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

           (Continued and to be signed and dated on the reverse side) THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED. IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED
IN ITEM 1 AND "FOR" ITEM 2.

[_] Check here if you plan to attend the annual meeting.

[_] Check here for address change.

New Address

                                                 Please date and sign
                                                 exactly as names
                                                 appear on this Proxy.
                                                 Joint owners should
                                                 each sign. Trustees,
                                                 executors, etc.
                                                 should indicate the
                                                 capacity in which
                                                 they are signing.

                                                 Dated: _________, 2001

                                                 Signature(s): ________

                                                 ______________________________